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                                                                    EXHIBIT 99.6

         UNAUDITED GENLYTE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


The following pro forma consolidated financial statements of Genlyte (the "Unaudited Genlyte Pro Forma Consolidated Financial Statements"), include the unaudited pro forma consolidated statements of income for the six months ended July 4, 1998 and for the year ended December 31, 1997 (the "Unaudited Genlyte Pro Forma Consolidated Statements of Income"), and the unaudited pro forma consolidated balance sheet as of July 4, 1998 (the "Unaudited Genlyte Pro Forma Consolidated Balance Sheet").

The Unaudited Genlyte Pro Forma Consolidated Statements of Income are based on the unaudited consolidated statement of income of Genlyte for the six months ended July 4, 1998, the unaudited combined statement of income of Thomas Lighting for the six months ended June 30, 1998, the audited consolidated statement of income of Genlyte for the year ended December 31, 1997, and the audited combined statement of income of Thomas Lighting for the year ended December 31, 1997, and are adjusted to give effect to the Transaction as though it had occurred as of January 1, 1997.

The Unaudited Genlyte Pro Forma Consolidated Balance Sheet is based on the unaudited consolidated balance sheet of Genlyte as of July 4, 1998 and the unaudited combined balance sheet of Thomas Lighting as of June 30, 1998, and is adjusted to give effect to the Transaction as if it had occurred on July 4, 1998.

The Unaudited Genlyte Pro Forma Consolidated Financial Statements reflect pro forma adjustments to give effect to the transactions whereby (a) Genlyte contributed to the Joint Venture ("Joint Venture") substantially all of its assets in exchange for a 68% interest in the Joint Venture and the Joint Venture's assumption of substantially all of its liabilities and (b) Thomas contributed to the Joint Venture substantially all of its assets comprising Thomas Lighting in exchange for a 32% interest in the Joint Venture and the Joint Venture's assumption of certain liabilities. For accounting purposes, Genlyte's majority ownership of the Joint Venture requires the assets and liabilities contributed by Thomas to the Joint Venture be valued at their fair value in Genlyte's consolidated financial statements. Certain pro forma adjustments result from management's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that management considers reasonable under the circumstances. Consequently, the amounts reflected in the Genlyte Pro Forma Consolidated Financial Statements are subject to change.

The assets contributed by Genlyte to the Joint Venture will be reflected at their historical cost. The contribution of Genlyte's business to the Joint Venture will trigger the recognition of a one-time gain of approximately $51 million in the period in which the Transaction occurs. Such contribution includes, for accounting purposes, a sale of 32% of Genlyte's contributed business to Thomas and the resultant gain represents the excess of fair value over book value for the 32% of Genlyte's contributed business. Due to its non-recurring nature, such gain has not been reflected in the Unaudited Genlyte Pro Forma Consolidated Statements of Income.

The Unaudited Genlyte Pro Forma Consolidated Financial Statements and the accompanying notes should be read in conjunction with Genlyte's historical consolidated financial statements and the notes thereto in the Joint Proxy Statement incorporated herein by reference.

The Unaudited Genlyte Pro Forma Consolidated Financial Statements do not purport to be indicative of what Genlyte's financial condition or results of operations would have been had the Transaction in fact been consummated as of the assumed dates and for the periods presented, nor are they indicative of the results of operation or financial condition for any future period or date. In addition, the Unaudited Genlyte Pro Forma Consolidated Financial Statements do not reflect the synergies expected to result from the Transaction or the related synergy costs. As discussed in the Joint Proxy Statement incorporated herein by reference, the synergies are expected to be in excess of $30 million per annum and are expected to be fully realized by the end of the year 2000 as a result of cost savings, economies of scale and revenue
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enhancement opportunities. It is anticipated that an aggregate of $10.5 million of costs will be incurred by the Joint Venture during the period 1998 through 2000 related to achieving the synergies. See the Joint Proxy Statement incorporated herein by reference for additional information.